   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1999
                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 INTRAWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                      25 ORINDA WAY                68-0389976
(STATE OF INCORPORATION)      ORINDA, CALIFORNIA 94563      (I.R.S. EMPLOYER
                                                           IDENTIFICATION NO.)

   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

               1999 NON-QUALIFIED ACQUISITION STOCK OPTION PLAN
               BITSOURCE, INC. 1996 STOCK OPTION PLAN
               INTERNET IMAGE, INC. 1997 STOCK PLAN
               INTERNET IMAGE, INC. NSO STOCK OPTION PLAN

                            (FULL TITLE OF THE PLANS)


                    DONALD M. FREED, CHIEF FINANCIAL OFFICER
                                 INTRAWARE, INC.
                                  25 ORINDA WAY
                            ORINDA, CALIFORNIA 94563
                                 (925) 253-4500
            (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)


                                    COPY TO:
                              DAVID J. SEGRE, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                    PROPOSED
                TITLE OF SECURITIES TO                          AMOUNT               MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
                    BE REGISTERED                               TO BE            OFFERING PRICE      AGGREGATE      REGISTRATION
                                                              REGISTERED           PER SHARE      OFFERING PRICE         FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1999 Non-Qualified           1,500,000 (1)        $ 46.75 (2)    $ 70,125,000 (2)         $18,513
Acquisition Stock Option Plan, par value $0.0001
---------------------------------------------------------------------------------------------------------------------------------
BitSource, Inc. 1996 Stock Option Plan                          12,576            $ 33.89 (3)      $426,201 (3)              $113
---------------------------------------------------------------------------------------------------------------------------------
Internet Image, Inc. 1997 Stock Plan                            62,544             $2.20 (4)       $137,597 (4)               $37
---------------------------------------------------------------------------------------------------------------------------------
Internet Image, Inc. NSO Stock Option Plan                      32,632             $1.38 (5)        $45,032 (5)               $12
---------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                                     $18,675
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

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2) Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the total registration fee. As the price at which options are to be granted in the future is not currently determined, computation is based pursuant to Rule 457(c) of the Securities Act whereby the per share price is the average between the high and low price reported in the Nasdaq National Market on December 27, 1999, which average was $46.75.
(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. With respect to 12,576 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $33.89 per share pursuant to Rule 457(h) under the Securities Act.
(4) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. With respect to 62,544 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $2.20 per share pursuant to Rule 457(h) under the Securities Act.
(5) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. With respect to 32,632 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $1.38 per share pursuant to Rule 457(h) under the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

         There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

                  1. The Registrant's latest annual report on Form 10-K, filed with the Commission on May 28, 1999.

                  2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the latest fiscal year covered by the document referred to in (1) above.

                  3. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on January 8, 1999.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law. In addition, the registrant maintains liability insurance for its directors and principal executive officers, including insurance against liabilities under the Securities Act of 1933.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.       EXHIBITS

Exhibit
Number                                           Document
---------       ------------------------------------------------------------------------------
    5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR")

   23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants

   23.2         Consent of WSGR (contained in Exhibit 5.1)

   24.1         Power of Attorney (see page 4)

   99.1         BitSource, Inc. 1996 Stock Option Plan

   99.2         Internet Image, Inc. 1997 Stock Plan

   99.3         Internet Image, Inc. NSO Stock Option Plan

   99.4         Registrant's 1999 Non-Qualified Acquisition Stock Option Plan

-------------------

ITEM 9.       UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Intraware, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orinda, State of California, on the 30th day of December, 1999.

                                 Intraware, Inc.

                                 By: /s/ Peter H. Jackson
                                    -----------------------------------------
                                     Peter H. Jackson
                                     President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter H. Jackson and Donald M. Freed and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement on Form S-8.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                  TITLE                                    DATE
--------------------------------   ------------------------------------------------    --------------------
 /s/ Peter H. Jackson              President, Chief Executive Officer and                 December 30, 1999
--------------------------------   Director (Principal Executive Officer)
 Peter H. Jackson

 /s/ Donald M. Freed               Executive Vice President and Chief                     December 30, 1999
--------------------------------   Financial Officer (Principal Financial
 Donald M. Freed                   and Accounting Officer)

 /s/ Mark B. Hoffman               Chairman of the Board of Directors                     December 22, 1999
--------------------------------
 Mark B. Hoffman

 /s/ Laurence M. Baer               Director                                              December 22, 1999
--------------------------------
 Laurence M. Baer

 /s/ John V. Balen                  Director                                              December 22, 1999
--------------------------------
 John V. Balen

 /s/  Mary Ann Byrnes               Director                                              December 22, 1999
--------------------------------
 Mary Ann Byrnes

 /s/ Ronald E.F. Codd               Director                                              December 22, 1999
--------------------------------
 Ronald E.F. Codd

 /s/ Charles G. Davis, Jr.          Director                                              December 22, 1999
--------------------------------
 Charles G. Davis, Jr.

                                INDEX TO EXHIBITS

Exhibit
Number                                           Document
---------       ------------------------------------------------------------------------------

    5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR")

   23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants

   23.2         Consent of WSGR (contained in Exhibit 5.1)

   24.1         Power of Attorney (see page 4)

   99.1         BitSource, Inc. 1996 Stock Option Plan

   99.2         Internet Image, Inc. 1997 Stock Plan

   99.3         Internet Image, Inc. NSO Stock Option Plan

   99.4         Registrant's 1999 Non-Qualified Acquisition Stock Option Plan

-------------------